EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

                     DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
--------------------------------------------------------------------------------
Daniel W. Carr                                              Fay M. Matsukage**
Sean A. Chase                                               Felicity Rossi
John J. Coates                                              Adam P. Stapen
Kevin M. Coates                                             Jon Stonbraker
H. Alan Dill                                                Craig A. Stoner
Robert A. Dill                                              Patrick D. Tooley
Thomas M. Dunn                                                    --------
John A. Hutchings                                           Leslie Block Kaye*
Stephen M. Lee                                               of counsel
                                                            * Also licensed in
                                                              Arizona and New
                                                              York
                                                            **Also licensed in



April 30, 2002



Praxis Pharmaceuticals Inc.
595 Hornby Street, Suite 600
Vancouver, British Columbia
V6C 1A4 Canada

Gentlemen:

You have requested our opinion as counsel for Praxis Pharmaceuticals Inc., a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to 200,000 shares of Common Stock issuable upon exercise of stock options granted by the Company.

We have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion. We have also examined the Registration Statement of your company on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about April 30, 2002 (the "Registration Statement").

On the basis of such examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Dill Dill Carr Stonbraker & Hutchings, P.C.

DILL DILL CARR STONBRAKER
 & HUTCHINGS, P.C.